[Letterhead of Party City]

NEWS RELEASE

	Contact:	Linda M. Siluk
Chief Financial Officer
(973) 983-0888 Ext. 492
FOR IMMEDIATE RELEASE	Investors:	Edward Nebb
Comm-Counselors, LLC
(212) 367-6848

PARTY CITY CORPORATION ANNOUNCES THIRD QUARTER SALES RESULTS

— Dates Announced for Third Quarter Earnings Release and Investor/Analyst Meeting —

     Rockaway, New Jersey, April 8, 2004 – Party City Corporation (Nasdaq: PCTY), America’s largest party goods chain, today announced its sales for the third fiscal quarter ended March 27, 2004.

     Quarterly results

     Net sales for Company-owned stores increased 1.9% to $97.7 million from $95.8 million in the third quarter of last year. Same-store sales for the quarter decreased 0.9% for Company-owned stores and increased 1.3% for franchise stores. Total chain-wide net sales (which include aggregate sales for the collective group of Company-owned and franchise stores) increased 3.2% to $203.1 million from $196.8 million in the comparable period last year.

     Nine Month Results

     Net sales for Company-owned stores increased 7.7% to $375.6 million from $348.6 million in the first nine months of last year. Same-store sales for the nine-month period increased 2.5% for Company-owned stores and 4.5% for franchise stores. Total chain-wide net sales increased 7.8% to $776.0 million from $719.9 million in the comparable period last year.

     Management Comment

     Nancy Pedot, Chief Executive Officer of Party City Corporation, stated, “Our sales performance in the third quarter of Fiscal 2004 was consistent with our expectations. The results reflected, among other things, our decision to shift some advertising from March into April, as well as severe weather during January. We are continuing our focus on strategies to enhance Party City’s merchandise offerings, quality/value proposition, customer shopping experience and business processes, and remain confident that these strategies will lead to greater shareholder value.”

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     Ms. Pedot continued, “We experienced comparable store growth across our seasonal business, including New Year’s, Valentine’s Day, and St. Patrick’s Day. This was partly due to the timing of the holidays, but also reflected very strong customer receptivity to our new Luau assortment. With six stores joining the same store sales group this quarter, same store sales increased 0.8% in our western region, 0.3% in the eastern region and decreased 3.4% in the central region.”

     Third Quarter Earnings Release/Conference Call

     Party City also announced that the Company’s conference call to discuss third quarter results will be broadcast live over the Internet on Friday, May 7, 2004 at 10:00 a.m. Eastern Time. The broadcast can be accessed by visiting http://www.partycity.com. An online archive of the broadcast will be available within one hour of the completion of the call and will be accessible on http://www.partycity.com until May 21, 2004.

     Investor/Analyst Meeting

     The Company further announced that it will hold a meeting for investors and analysts on Tuesday, May 11, 2004, from 8:00 a.m. to 11:00 a.m. Eastern Time. Further information regarding the meeting location and Internet broadcast will be available shortly.

     Other Information

	Quarter ended		Nine months ended
	March 27, 2004	March 29, 2003	March 27, 2004	March 29, 2003
Company-owned stores:
Same-store sales	(0.9%)	(2.4%)	2.5%	1.1%
Number of Company- owned stores, end of period	249	241	249	241
Franchise stores:
Same-store sales	1.3%	1.7%	4.5%	3.3%
Number of franchise stores, end of period	254	241	254	241

     Party City Corporation is America’s largest party goods chain and currently operates 249 Company-owned stores and 254 franchise stores. To learn more about the Company, visit the Company’s web site at http://www.partycity.com.

     Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties, which may cause the Company’s actual results in future periods to differ materially from forecasted results. Those risks include, among other things, the competitive environment in the party goods industry in general and in the Company’s specific market areas, inflation, changes in costs of goods and services and economic conditions in general. Those and other risks are more fully described in the Company’s filings with the Securities and Exchange Commission.

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